Exhibit 10.7

AMENDMENT

This Amendment (the “Amendment”) is made and entered into on this 13th day of October, 2009 between UBS AG, a banking corporation organized under the laws of Switzerland (“Party A”) and WCM Pool LLC, a limited liability company organized under the laws of the State of Delaware (“Party B”).

WHEREAS, Party A and Party B entered into an ISDA Master Agreement dated as of February 7, 2008, as amended and supplemented from time to time, (the “Agreement”), which Agreement includes, without limitation, the Schedule, the Credit Support Annex and all Confirmations exchanged between the parties confirming the Transactions thereunder; and

WHEREAS, Party A and Party B desire to amend the Agreement.

Accordingly, in consideration of the mutual agreements herein contained, the parties agree as follows:

SECTION 1. Amendment to the ISDA Credit Support Annex. The Agreement is hereby amended with regards to the ISDA Credit Support Annex and Paragraph 13(m) is hereby amended by adding the following provision:

“Paragraph 2. Security Interest. Paragraph 2 of the Credit Support Annex is hereby amended by adding the following language at the end thereof:

“All contracts, cash, securities, and/or other property of Party B including all proceeds of all such property held in accounts: WCM Pool LLC: 00A-15666 held by UBS Securities LLC (“UBS Securities”) are hereby pledged to Party A by Party B under the terms and conditions of this Agreement and shall be held by UBS Securities for the benefit of Party A.”

SECTION 2. Miscellaneous.

(a) Representations. Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment and with respect to the Agreement as amended hereby.

(b) Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto.

(c) Definitions. All capitalized terms used in this Amendment (but not defined herein) shall have the same meaning ascribed to them in the Agreement.

(d) Documents to be Delivered. Each party shall deliver to the other, at the time of its execution of this Amendment, evidence of the specimen signature and incumbency of each person who is executing this Amendment on the party’s behalf, unless such evidence has previously been supplied in connection with the Agreement and remains true and in effect.

(e) Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York.

(f) Agreement Continuation. The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

(g) Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective authorized officers or representatives as of the date first above written.

UBS AG		WCM POOL LLC

By:	/s/ Ruth G. Laslo	By:	Preferred Investment Solutions Corp.,
	Name: Ruth G. Laslo		its Managing Owner
Title: Executive Director
Date:

By:	/s/ Jennifer W. Gabrielson		By:	/s/ Esther E. Goodman
	Name: Jennifer W. Gabrielson		Name:	Esther E. Goodman
	Title: Executive Director Date:		Title:	Senior Executive Vice President and Chief Operating Officer
Date:

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